UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2007

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky		40223
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 20, 2007, Ventas, Inc. (the “Company”), through its counsel, Osler, Hoskin & Harcourt LLP, delivered letters to counsel for Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”) and Health Care Property Investors, Inc. (“HCP”) regarding provisions in Sunrise REIT’s agreement with HCP prohibiting HCP from, among other things, making a proposal to acquire any securities or all or any assets of Sunrise REIT for an 18-month period following the date of the agreement. Copies of the letters are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated in this Item 7.01 by reference.

Also furnished herewith as Exhibit 99.3 and incorporated in this Item 7.01 by reference is an excerpt of statements substantially conforming to statements made by the Company’s Chairman, President and Chief Executive Officer during the Company’s conference call to discuss its fourth quarter and year-end 2006 earnings held on February 21, 2007.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits:

Exhibit Number	Description

99.1	Letter dated February 20, 2007 by Osler, Hoskin & Harcourt LLP to Stikeman Elliott LLP, counsel for Sunrise REIT.

99.2	Letter dated February 20, 2007 by Osler, Hoskin & Harcourt LLP to Bennett Jones LLP, counsel for HCP.

99.3	Excerpt of statements made by the Company’s Chairman, President and Chief Executive Officer on February 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date:	February 21, 2007	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter dated February 20, 2007 by Osler, Hoskin & Harcourt LLP to Stikeman Elliott LLP, counsel for Sunrise REIT.

99.2	Letter dated February 20, 2007 by Osler, Hoskin & Harcourt LLP to Bennett Jones LLP, counsel for HCP.

99.3	Excerpt of statements made by the Company’s Chairman, President and Chief Executive Officer on February 21, 2007.